EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the filing of the Quarterly Report of BPI Energy Holdings, Inc. (the “Company”) on Form 10-Q for the quarter ended April 30, 2006, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: June 14, 2006

/s/ James G. Azlein

James G. Azlein,
President and Chief Executive Officer

/s/ George J. Zilich

George J. Zilich,
Chief Financial Officer and General Counsel
A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.